EXEL Limited Appoints Three New Directors



      HAMILTON, Bermuda, July 27 -- EXEL Limited (NYSE: XL) ("EXEL") announced today that Sir Brian Corby, Robert R. Glauber and Paul Jeanbart, each of whom is currently serving as a director of MID OCEAN Limited (NYSE: MOC) ("MID OCEAN"), will be added to its Board of Directors following completion of the pending merger of the two companies.

      Messrs. Corby, Glauber and Jeanbart will join Robert J. Newhouse, 73, and Michael A. Butt, 56, the Chairman, and President and Chief Executive Officer of MID OCEAN, respectively, and the existing members of the EXEL Board of Directors to comprise the Board of Directors of the new holding company, which will be renamed EXEL Limited, that will be formed in connection with the proposed merger. Shareholders of EXEL and MID OCEAN will vote on the merger at meetings scheduled for August 3, 1998, in Hamilton, Bermuda, with closing expected to occur on or around August 7, 1998.

      "We welcome the addition of our colleagues from the MID OCEAN Board of Directors," stated Michael P. Esposito, Jr., who will continue as Chairman of the combined company following the merger. "Each of our new directors possesses tremendous talent and experience that will serve our Board well as our Company continues to look for opportunities to build value for our shareholders in a most challenging environment," continued Mr. Esposito.

      "The addition of Messrs Corby, Glauber and Jeanbart, together with Messrs. Newhouse and Butt, provides the EXEL Board of Directors with additional international expertise," stated Brian M. O'Hara, who will remain as President and Chief Executive Officer of EXEL after the merger. "I look forward to working closely with them, particularly at a time of significant worldwide growth for our Company."

      Sir Brian Corby, 69, served as Chairman of Prudential Corporation plc, London, England, from 1990 to 1995, and was previously President and Chief Executive Officer from 1982 to 1990. He has been a director of MID OCEAN since 1995 and is currently Chairman of The Brockbank Group plc, a wholly-owned subsidiary of MID OCEAN, which upon completion of the EXEL-MID OCEAN merger will become a wholly-owned subsidiary of EXEL. He has also served as the President of the Confederation of British Industry, President of the Geneva Association and a Director of the Bank of England.

      Robert R. Glauber, 59, is a lecturer at the Center for Business and Government of the John F. Kennedy School of Government at Harvard University and was previously Under Secretary for Finance of the United States Department of the Treasury from 1989 to 1992. From 1964 to 1989, Mr. Glauber served as a faculty member of the Harvard Business School, specializing in corporate finance and investment banking. In addition, Mr. Glauber has served as a consultant to the Merger and Acquisitions Group of J.P. Morgan and Co Incorporated and as a director of numerous Dreyfus investment funds. He has served as a Director of MID OCEAN Limited since 1992.

      Paul Jeanbart, 58, is Chief Executive Officer of the Rolaco Group, based in Geneva, Switzerland, a position he has held for over 30 years. He also serves as a Director of Rolaco Holdings S.A., Club Mediterranee S.A., Semiramis Hotel Co., Nasco Insurance Group Limited, Sodexho Alliance France, Delta International Bank Egypt and Orfevrerie Christofle. Mr. Jeanbart has been a Director of MID OCEAN since 1994.

      EXEL Limited, through its operating subsidiaries, is a leading provider of general liability, directors and officers liability, employment practices liability, political risk, X.L. Risk Solutions, excess property insurance and reinsurance coverages and financial products to industrial, commercial and professional service firms, insurance companies and other enterprises on a worldwide basis. At May 31, 1998, EXEL had total assets of $6.7 billion, shareholders' equity of $2.8 billion and market capitalization in excess of $6.5 billion.

      This presentation may contain forward-looking statements. Actual results may differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to materially differ from those in such forward-looking statements is contained in EXEL Limited's Annual Report on Form 10-K for the fiscal year ended November 30, 1998 and other documents on file with the Securities and Exchange Commission.

     Contact: Gavin R. Arton of EXEL Limited, 441-292-8515